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                                                                    Exhibit 3.59


                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       PMI NUTRITION INTERNATIONAL, LLC


         This Limited Liability Company Agreement (this "Agreement") of PMI Nutrition International, LLC is entered into by Purina Mills, LLC (as successor by conversion to Purina Mills, Inc.), as the sole member (the "Member").

         WHEREAS, PMI Nutrition International, Inc. (the "Corporation"), was formed as a Delaware corporation on October 11, 1985;

         WHEREAS, by unanimous written consent, the board of directors of the Corporation adopted a resolution adopting and approving the conversion of the Corporation to a Delaware limited liability company and the adoption of this Agreement, and recommending the adoption of such conversion and this Agreement to the sole stockholder of the Corporation, pursuant to Section 266 of the General Corporation Law of the State of Delaware (the "GCL");

         WHEREAS, by written consent, the sole stockholder of the Corporation adopted and approved the conversion of the Corporation to a limited liability company and the adoption of this Agreement pursuant to Section 266 of the GCL;

         WHEREAS, on the date hereof, the Corporation was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del.C. ss.18-101 et seq.), as amended from time to time (the "Act") and Section 266 of the GCL by causing the filing with the Secretary of State of the State of Delaware of a Certificate of Conversion to Limited Liability Company (the "Certificate of Conversion") and a Certificate of Formation of the Company, as hereinafter defined (the "Certificate") (together, the "Conversion"); and

         WHEREAS, pursuant to this Agreement and the Conversion, the successor by conversion to the sole stockholder of the Corporation is admitted as a member of the Company owning all of the limited liability company interests in the Company.

         The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Act and hereby agrees as follows:

         1. FORMATION OF THE COMPANY; CONVERSION OF THE CORPORATION. Effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Corporation, as amended, and the By-Laws of the Corporation, as amended, are replaced and superseded in their entirety by this Agreement in respect of all periods beginning on or after the Conversion, (ii) the successor by conversion to the sole stockholder of the Corporation is
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hereby automatically admitted as a member of the Company owning all of the limited liability company interests in the Company, (iii) the Member is continuing the business of the Corporation without dissolution in the form of a Delaware limited liability company governed by this Agreement, and (iv) in accordance with Section 18-214(g) of the Act, the Company shall constitute a continuation of the existence of the Corporation in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, shall be deemed to be the same entity as the Corporation. Monica M. Ayres is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate and the Certificate of Conversion with the Secretary of State of the State of Delaware. Upon the filing of the Certificate and the Certificate of Conversion with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and each of the Member and the Officers (as hereinafter defined), acting alone, thereupon became a designated "authorized person" to execute, deliver and file any amendments and/or restatements of the Certificate and any other certificates (and any amendments and/or restatements thereof) permitted or required to be filed with the Secretary of State of the State of Delaware, and shall continue as a designated "authorized person" within the meaning of the Act. The Member or an Officer, acting alone, shall execute, deliver and file any other certificates, affidavits and other documentation (and any amendments and/or restatements thereof) necessary to qualify the Company as a foreign limited liability company in any state or other jurisdiction in which such qualification is required by law.

         2. NAME. The name of the limited liability company formed hereby is PMI Nutrition International, LLC (the "Company").

         3. CERTIFICATES. The Member, as an authorized person, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates required or permitted by the Act to be filed in the Office of the Secretary of State of the State of Delaware.

         4. PURPOSES. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

         5. POWERS. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

              (a) acquire by purchase, lease, contribution of property or otherwise, and own, hold, sell, convey, transfer or dispose of, any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

              (b) act as a trustee, executor, nominee, bailee, agent or in some other fiduciary capacity for any person or entity and exercise all of the powers, duties, rights and responsibilities associated therewith;



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              (c)  take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

              (d) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

              (e) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

              (f) guaranty indebtedness of the Member or any other direct or indirect parent, subsidiary or affiliate of the Company or, in furtherance of any or all of the purposes of the Company, any other person or entity, and secure the same by mortgage, pledge or other lien on the assets of the Company;

              (g) lend or invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

              (h) prepay, in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

              (i) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Member or any person or entity affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

              (j) employ or otherwise engage employees, managers, officers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

              (k) establish and carry out pension, profit sharing, retirement, benefit, incentive and compensation plans, trusts and provisions for any or all of its employees, managers, officers or consultants, and for any or all of the employees, managers, officers and consultants of its direct and indirect subsidiaries.

              (l) enter into or form partnerships, limited liability companies, trusts, associations, corporations or other ventures either alone or with other persons or entities in furtherance of the purposes of the Company;


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              (m)  make donations for the public welfare or for charitable, scientific or educational purposes, and in time of war or other national emergency in aid thereof; and

              (n) do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

         6. PRINCIPAL BUSINESS OFFICE. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

         7. REGISTERED OFFICE. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         8. REGISTERED AGENT. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         9. MEMBERS. The name and the mailing address of the Member are as follows:

              Name                                  Address
              ----                                  -------

              Purina Mills, LLC (as successor by    4001 Lexington Avenue North
                conversion to Purina Mills, Inc.)   Arden Hills, Minnesota 55112

         10. LIMITED LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

         11. CAPITAL CONTRIBUTIONS. The Member is deemed admitted as the member of the Company upon its execution and delivery of this Agreement. The Member shall be deemed to have contributed to the Company an amount equal to the fair market value of the assets of the Corporation less the fair market value of the liabilities of the Corporation.

         12. ADDITIONAL CONTRIBUTIONS. The Member is not required to make any additional capital contribution to the Company. However, the Member may at any time make additional capital contributions to the Company.

         13. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated solely to the Member.


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         14.  DISTRIBUTIONS. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

         15. MANAGEMENT. In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company. Notwithstanding any other provision of this Agreement, the Member is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person.

         16. OFFICERS. The Member may, from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the "Officers") and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the GCL, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 16 may be revoked at any time by the Member. An
Officer may be removed with or without cause by the Member. The persons serving as officers of the Corporation immediately prior to the Conversion shall be the initial Officers, each holding such offices with the Company as such person held with the Corporation immediately prior to the Conversion.

         17. OTHER BUSINESS. The Member may engage in or possess an interest in other business ventures of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

         18. EXCULPATION AND INDEMNIFICATION. No Member or Officer shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that a Member or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member's or Officer's willful misconduct. To the full extent permitted by applicable law, a Member or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or Officer by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that no Member or


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Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member or Officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 shall be provided out of and to the extent of Company assets only, and the Member shall have no personal liability on account thereof.

         19.  ASSIGNMENTS.   The Member may at any time assign in whole or in
part its limited liability company interest in the Company. If the Member transfers all of its interest in the Company pursuant to this Section 19, the transferee shall be admitted to the Company as a member upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

         20. RESIGNATION. The Member may at any time resign from the Company. If the Member resigns pursuant to this Section 20, an additional member shall be admitted to the Company, subject to Section 21 hereof, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

         21. ADMISSION OF ADDITIONAL MEMBERS. One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

         22.  DISSOLUTION

              (a) The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member,
(ii) at any time there are no members of the Company unless, within 90 days of the occurrence of the event that terminated the continued membership of the last remaining member of the Company (the "Termination Event"), the personal representative (as defined in the Act) of the last remaining member agrees in writing to continue the Company and to the admission to the Company of such personal representative or its nominee or designee as a member, effective as of the occurrence of the Termination Event, and such personal representative or its nominee or designee shall be admitted upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

              (b) The bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

              (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the



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Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

         23. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

         24. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

         25. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

         26. AMENDMENTS. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

         27. SOLE BENEFIT OF MEMBER. The provisions of this Agreement (including Section 11) are intended solely to benefit the Member and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and the Member shall have no duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

         28. CERTAIN TAX MATTERS. It is the intention of the Company and the Member that the Company be disregarded as an entity separate from its owner for federal income tax purposes in accordance with Treasury Regulation Section 301.7701-3.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 11th day of October, 2001.


                                        PURINA MILLS, LLC
                                        (as successor by conversion to
                                          Purina Mills, Inc.)



                                        By: /s/ Duane Halverson
                                           ------------------------------
                                           Name:  Duane Halverson
                                           Title: President



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